1 INVESTOR PRESENTATION NOVEMBER 2017 Pacific Bay Vistas San Bruno, CA

2 12 Primary Markets 141 Apartment Communities AIMCO QUICK FACTS Aimco seeks to earn long-term returns on equity that are superior to those of the equity REIT and S&P 500 indices by investing in a portfolio of high quality multifamily communities, diversified by both geography and price point, whose cash flows are predictable and rising. (1) Economic Income, calculated through 9/30/2017, represents the annual change in Aimco NAV per share plus cash dividends per share. (2) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Source for peer simple average: KeyBanc Capital Markets in its Leaderboard. (3) Represents price-to-projected 2017 AFFO. (4) Price-to-Earnings to AFFO Growth Rate ratio. AIV, 12.2% MSCI US REIT Index, 10.6% S&P 500, 9.5% DJIA, 7.7% Total Shareholder Return Since IPO 7/22/94 - 12/31/16 10% 5-year AFFO CAGR 13% 5-year Economic Income(1) CAGR 1994 Aimco IPO 2003 Added to S&P 500 $53 NAV per share $13B Gross Asset Value Shareholder Goal Valuation Metrics (2) As of Nov 3, 2017 Aimco Peer Average Price-to-Earnings(3) 20.86x 22.60x 2017 AFFO Growth Rate 7.6% 2.7% Price-to-NAV 83% 98% PEG Ratio(4) 2.74 8.43

3 AIMCO QUICK FACTS Consistent Growth Over Time; Better Than Peer Average (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Source for peer simple average: SNL Financial. (2) Source for peer average: Company financials. (3) Source for peer simple average: KeyBanc Capital Markets in its Leaderboard. Outsized Growth in Quality of Portfolio and Earnings

4 LEADERSHIP TEAM Paul Beldin EVP & Chief Financial Officer 9 Years John Bezzant EVP & Chief Investment Officer 11 Years Lisa Cohn EVP & General Counsel 15 Years Miles Cortez EVP & Chief Administrative Officer 16 Years Steve Crane Real Estate Tax 14 Years Matt Eilen Property Operations Finance 7 Years Patti Fielding EVP Redevelopment 20 Years Michael Englhard Redevelopment Construction Services 4 Years Andrew Higdon Chief Accounting Officer 10 Years Evan Hoffman Property Operations Revenue Management 9 Years Kristina Howe Property Operations Shared Services 15 Years Jennifer Johnson Human Resources 13 Years Keith Kimmel EVP Property Operations 15 Years Stephanie Lambert Redevelopment Finance 16 Years Didi Meredith Property Operations West Operations 11 Years Leann Morein Compliance 23 Years Kevin Mosher Property Operations East Operations 10 Years Susan Pickens IT Strategy 23 Years Wes Powell Redevelopment 13 Years Patti Shwayder Communications 15 Years Lynn Stanfield Finance & Tax 17 Years Terry Considine Chairman & CEO 42 Years

STRATEGIC OBJECTIVES

Operational Excellence

Focus on Total Contribution to AFFO

- Lower resident turnover through careful customer selection and emphasis on measured customer satisfaction
- Control costs by focusing on productivity while maintaining asset quality and a high level of customer service

Redevelopment

Add Value by Repositioning Properties Within Existing Portfolio

- Invest up to 3% of GAV annually
- Current projects are expected to create value >35% of our investment

Portfolio Management

Reduce Revenue Volatility Through Portfolio Design and Customer Selection

- Diversify by geography across 12 primary markets
- Diversify by price point with ~50% "A" communities and ~50% "B/C+" communities
- Select highly qualified residents
  - Higher earnings are correlated with an older, more stable customer
  - Median income of new residents in 3Q 2017 was $107,000, up ~7% over 3Q 2016
  - Average resident age is 37 with 25% of residents 45 and older

Balance Sheet

Limit Risk Through Balance Sheet Structure

- Finance with long-term, fixed-rate, amortizing, non-recourse property debt and preferred securities
- Maintain investment-grade rating
- Match long-lived investments with weighted-average maturity of leverage, currently greater than 8 years, and longer than peer average
- Ladder maturities to reduce refunding risk

Team and Culture

Intentional focus on talent development and succession planning results in a strong, stable team with a collaborative and productive culture that is the underpinning of Aimco's success.

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6 ECONOMIC INCOME (1) Represents the compounded annual return assuming a) IPO share price, b) quarterly cash dividends when paid, c) stock dividends declared in 2007-2008 as though sold for cash, and d) NAV as of September 30, 2017. Economic Income is Aimco’s primary measure of performance. • Economic Income reflects shareholder value creation as measured by changes in Net Asset Value per share and cash dividends per share received over a defined time period. • Net Asset Value is calculated as the market value of a company's assets less its liabilities and obligations. Net Asset Value is used by many investors in real estate companies because the value of company assets can be readily estimated, even for non-earning assets such as land or properties under development. Net Asset Value has the advantage of incorporating the investment decisions of the many thousands of real estate investors. It enhances comparability among companies that have differences in their accounting. It avoids distortions that can result from application of GAAP to investment properties and ownership structures. • While Net Asset Value is not identical to liquidation value in that some costs and benefits are disregarded, it is often considered a floor with upside for value ascribed to the operating platform. Net Asset Value also provides an objective basis for the perceived quality, or predictability, of future cash flows as well as their expected growth as these are factors considered by real estate investors. As a result, Net Asset Value can be a valuable starting point for projecting future earnings. • Since IPO, Aimco’s Economic Income has compounded annually at 14.1%(1)

7 PROPERTY OPERATIONS STRATEGY Customer Selection Customer Satisfaction Resident Retention Centralizing and Standardizing Activities Investing in longer-lived materials Superior Cost Control Focus on Innovation and Efficiency Greater NOI Contribution Predictable Operating Results Selecting and Retaining Good Neighbors STRAGETIC OBJECTIVE: Produce above-average operating results through focus on customer selection, satisfaction, and retention as well as superior cost control. • Aimco residents have an average credit rating of 710, about 10% HIGHER than the national average for renters.(1) • Residents awarded Aimco CSAT scores averaging more than 4 (out of 5) during the last five years, reflecting high levels of resident SATISFACTION. • Aimco Same Store expense growth has been LOWER than peer average for the past five years and is projected to lead in the group in 2017. • Aimco Same Store NOI results are once again expected to EXCEED peer average. At the guidance midpoint, Aimco 2017 Same Store NOI growth rate of 4.25% is 145 bps ahead of peer average. (1) National average data is from The Urban Institute, as reported in the March 2016 report: Comparing Credit Profiles of American Renters and Owners.

PREDICTABLE REVENUE GROWTH

Focus on customer satisfaction and resident retention leads to more predictable revenue growth:

- **~90,000 customers grade Aimco each year:** Customer satisfaction has averaged more than 4.0 (on a 1 to 5 scale) for the past sixteen quarters and averaged 4.24 in each quarter of 2017, an all-time high for Aimco.
- **Aimco resident retention is above peer average:** For the five years ended 2016, Aimco retention rate was 52%, 500 bps above the peer average of 47%.[(1)] Aimco retention rate through October 2017 was 53.5%.
- **Higher resident retention leads to better NOI growth:** Aimco 2017 NOI guidance is 145 bps above peer average about three-fourths of which relates to higher retention.

2017 transactions are largely complete and on track to produce revenue growth within Aimco's guidance range: Aimco expects to transact about 24K leases in 2017. We have completed 23.5K leases year-to-date, 22K for occupancy in January through October and another 1.5K executed for occupancy in November and December, leaving fewer than 1K, 4% of full year transactions, still to go. The weighted average rent increase for all 23.5K transactions completed year-to-date was 2.7%.

CHANGES IN SAME STORE RENTAL RATES[(2)]	YTD 3Q 2017	Oct 2017	Executed Leases[(3)]	YTD Leases
RENEWALS	4.6%	4.6%	4.6%	4.6%
NEW LEASES	0.9%	-1.1%	1.1%	0.7%
WT. AVG.	2.7%	1.8%	3.2%	2.7%
AVERAGE DAILY OCCUPANCY	95.9%	96.2%		

YTD October 2017 Average Daily Occupancy is 96.0%.

(1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex and UDR. Source for peer information: Bank of America Merrill Lynch, which does not track MAA turnover. Retention is calculated as the difference between 100% and turnover.

(2) Aimco measures changes in Same Store rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified either as a new lease, where a vacant apartment is leased to a new customer, or as a renewal.

(3) Executed leases as of November 7th, 2017, consisting of transacted leases for future move-ins during November and December.

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9 PEER-LEADING EXPENSE CONTROL • Focus on efficient operations: Aimco uses Controllable Operating Expenses ("COE"), which are property level operating expenses before taxes, insurance, and utilities, as a measure of operating efficiency. o For the five years ending 2017, Aimco COE growth is 0.9%. o For the ten years ending 2017, Aimco COE growth is negative. • Innovation is the foundation of Aimco cost control efforts. Innovative activities include: o Redesign work: moving administrative tasks to self-performance by the resident or to the Shared Service Center reduces cost and allows site teams to focus on sales and service. o Standardize: reduce complexity, increase purchasing volume discounts. o Invest: focus on total lifecycle costs and invest in more durable materials such as plank flooring instead of carpet and granite countertops instead of laminate. * Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Data Source: SNL Financial. CAGR 3.2% Peer Avg* 2.0% Aimco 0.9% Aimco COE 95 100 105 110 115 120 2012 2013 2014 2015 2016 2017E Same Store Expense Growth 2012 - 2017E

10 REDEVELOPMENT STRATEGY REDEVELOPMENT APPROACH • Own communities where land value is a high percentage of total value. Lower price-point communities with high land values support redevelopment and entitlement activities. • Provide predictable cash flows through excellence in property operations and incubate land value while it appreciates. • Where appropriate, re-entitle land in anticipation of adding future value. Entitlement requires little capital. • Redevelop properties when market conditions support accretive repositioning. • Execute large scale projects in phases, to refine product offerings and to reduce risk. • Adjust pace and scope of redevelopment to match market acceptance and to reduce lease-up inventory risk. AIMCO RISK MANAGEMENT POLICIES • Invest up to 3% of GAV in redevelopment and development annually. • In all investment activities, require unlevered returns that reflect risk acceptance. • Arrange in advance required capital both from property debt financing and equity raised in "paired trades." • Rely on third-party developers whose expertise and balance sheet limit Aimco exposure to construction risks. • Limit exposure to lease-up risk, including by taking on an equity partner if indicated.

11 Park Towne Place (Expected) PROJECT SCOPE Net investment $176M Total apartment homes 943 VALUE CREATION Redevelopment value creation ($M) $72M As a % of investment 41% Estimated Margin Expansion 2,000bps Stabilized NOI yield 6.3% REVENUE PER APARTMENT HOME At Stabilization $2,640 REDEVELOPMENT VALUE CREATION CONSISTENT VALUE CREATION • Aimco has numerous opportunities within its portfolio for continuing value creation through redevelopment. • Aimco also seeks acquisitions with characteristics that lead to value creation opportunities through redevelopment. • The combination predictably results in value creation from redevelopment and limited development activities, averaging about 40% which created $75M, $0.50 per share, annually over the past five years. • Current redevelopments under construction are on track to create value >35% of the new investment and to earn stabilized NOI yields approximately 160 bps above market cap rates. REDEVELOPMENT VALUE CREATION EXAMPLE: PARK TOWNE PLACE A phased redevelopment project in Center City Philadelphia consisting of four 18-story residential towers and 23K square feet of amenity and retail space. Park Towne is located in the heart of the museum district; was originally built between 1957-1959; and has been part of the Aimco portfolio for more than 20 years.

12 BAY AREA 707 Leahy Preserve At Marin (Expansion) CHICAGO 100 Forest Place Evanston Place Yorktown Apartments (Expansion) MIAMI Flamingo South Beach (Expanded Scope) Yacht Club at Brickell PHILADELPHIA Chestnut Hall Blossom Row DENVER 21 Fitzsimons Township at Highlands GREATER LA 3400 Avenue of the Arts Palazzo East (Expanded Scope) Villas at Park La Brea MINNEAPOLIS Calhoun Beach Club (Expanded Scope) GREATER DC Foxchase Merrill House Shenandoah Crossing SAN DIEGO Mariner's Cove WHAT'S NEXT FOR REDEVELOPMENT? REDEVELOPMENT PIPELINE • Aimco plans future starts to backfill its redevelopment pipeline and maintain targeted annual spending of $200 to $300M. The menu shown above is representative of the communities whose redevelopment or development is being considered. Actual projects and their scope may differ materially from the above.

13 To upgrade our portfolio through redevelopment, property upgrades, acquisitions, and limited development activity. • We do this through a strict paired-trade discipline with: • DISPOSITION of up to 10% of our portfolio annually, primarily from submarkets with lower revenue growth prospects; and • REINVESTMENT of disposition proceeds in communities with better locations, higher expected rent growth, and higher projected free cash flow internal rates of return. • We maintain geographic and price point DIVERSIFICATION sufficient to limit volatility and concentration risk, while focusing investment in higher rent-growth, higher-margin submarkets. • We offer a product that ATTRACTS highly qualified residents with positive prospects for income growth and the ability and willingness to pay for high quality homes and service. PORTFOLIO STRATEGY

PORTFOLIO STRATEGY - CAPITAL ALLOCATION

Aimco has a demonstrated history of enhancing portfolio quality through its portfolio strategy and disciplined capital allocation.

- For the three years ended 2016, Aimco invested $1.6B in redevelopment, development, property upgrades, and acquisitions.
- Aimco funded the investments through $1.6B of property sales, approximating 4% of GAV annually.
- These paired trades enhanced Aimco's portfolio quality and increased its portfolio allocation to Boston, Denver, and the Bay Area while reducing its allocation to Baltimore, Phoenix, and Houston.

		Investments	Sold		Capital Allocation Results
QUALITY COMPARISON	Average Age[1]	9 years	33 years	-	24 years
	Average revenue per apartment home	$2,989	$1,124	+	$1,865
	Median home values[2]	$585K	$304K	+	$281K
FINANCIAL COMPARISON	Historical long term annual revenue growth rate[3]	3.8%	2.8%	+	100 bps
	10-Year FCF IRR[4]	9.4%	6.2%	+	320 bps
	FCF yield[4]	6.0%	5.1%	+	90 bps
	NOI yield	6.2%	6.2%	+	0 bps
	FCF margin[4]	65%	43%	+	2200 bps

(1) Average age for investments includes only Aimco acquisitions.
(2) Source: ESRI
(3) Source: REIS
(4) FCF assumes annual capital replacements spending of $1,200 per apartment home for the communities acquired and sold.

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PORTFOLIO STRATEGY - CAPITAL ALLOCATION

In 2017, consistent with our portfolio strategy, Aimco plans to sell communities approximating 5% of GAV, with proceeds invested in redevelopment, property upgrades, and the acquisition of our partner's 47% interest in the Palazzo communities, located in the Mid-Wilshire submarket of Los Angeles.

- These transactions will increase Aimco's investment in markets such as Los Angeles and Philadelphia while reducing its allocation to affordable communities as well as its investment in conventional communities in less desirable markets such as Plainsboro, NJ, and Southern Virginia.
- The reallocation of capital to Los Angeles and Philadelphia is supported by long-term investment factors. For example: Los Angeles, the second largest metropolitan area in the United States, is projected to absorb all new supply and increase occupancies by 150 bps by year-end 2020.[(1)] Demand is strong, supported by steady population, job, and wage growth. Further, historical revenue growth has exceeded the national average by 115 bps.

		2017 Investments	Sales to Fund Investments
PAIRED TRADE METRICS	10-Year Avg. Revenue Growth Rate	3.4%	2.9%
	10-Year FCF IRR	8.8%	6.1%
	FCF Yield	5.7%	5.2%
	FCF Contribution on Incremental Investment	79%	57%

Aimco's strict paired trade discipline maximizes free cash flow IRR by investing in communities with better locations and higher expected rent growth. Investing in better locations often results in lower free cash flow yield, which in turn temporarily lowers AFFO. Notwithstanding the temporary earnings dilution, this trade produces greater longer-term AFFO growth which increases NAV.

(1) Source: Linneman Letter, Volume 17, Issue 3 Fall 2017

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16 PORTFOLIO DIVERSIFICATION (1) Aimco defines apartment community quality as follows: "A" quality communities are those earning rents greater than 125% of local market average; "B" quality communities are those earning rents 90% to 125% of local market average; "C+" quality communities are those earning rents less than 90% of local market average, and earning rents greater than $1,100 per month; and "C" quality communities are those earning rents less than 90% of local market average and earning rents less than $1,100 per month. The charts above illustrate Aimco's 3Q 2017 portfolio. • Aimco emphasizes diversification by both geography and price point. • The benefit of a diversified portfolio is that some markets accelerate while other markets decelerate. These offsetting results mute the volatility of local building cycles. • Aimco investments in large markets such as Denver, Philadelphia, and Miami afford diversification and provide market rent growth rates similar to or greater than New York City, Boston, and Washington D.C.

17 AIMCO EXPOSURE TO NEW SUPPLY • Absent above-average demand, new supply generally impacts rent growth only when completions are greater than 2% of existing inventory. Nationwide, 2017 completions as a percentage of existing inventory are projected to be 2.5%; 2018 is projected to be similar. This compares to 1.9% for 2016, and 1.6% for 2015.* • However, building cycles vary by geography and not all markets are oversupplied concurrently. • For Aimco’s submarkets, third-party data providers now expect deliveries of apartment homes currently under construction to peak in 2018. * Source: MPF Research.

18 AIMCO EXPOSURE TO NEW SUPPLY • Where there is new supply, it is typically delivered at the highest rents in the market, putting competitive pressure primarily on existing high-rent "A" communities. • Aimco emphasizes price point and submarket diversification to mitigate the impact of new supply. Aimco real estate GAV is invested in seventy-six submarkets with the following new supply profile:* * Data as of 2Q 2017. Based on submarket data for deliveries in 2018 as a percentage of beginning of year stock, available from MPF Research. Minimal Exposure: 54% of Aimco GAV is invested in "B/C+" price point communities or in "A" price point communities in submarkets with no new supply in the next twelve months. Normal Exposure: 10% of Aimco GAV is invested in "A" price point communities in submarkets with less than 2% new supply in the next twelve months. Moderate Exposure: 27% of Aimco GAV is invested in "A" price point communities in submarkets with 2% to 5% new supply in the next twelve months Above Average Exposure: 9% of Aimco GAV is invested in "A" price point communities in submarkets with more than 5% new supply in the next twelve months.

AIMCO EXPOSURE TO NEW SUPPLY

- As a result of diversification, Aimco's exposure to competitive new supply is primarily limited to its "A" price point communities in submarkets with projected completions of more than 2% of existing stock during 2018…or approximately 36% of Aimco GAV. The exposure level is the same as in 2017 but reflects a rotation of supply out of and into various submarkets.
- This exposure is mitigated in some submarkets, where the rate of job growth is greater than the rate of supply growth and in other submarkets, where Aimco's "A" rents are substantially lower than the rents charged by new supply.

	Aimco Supply Exposure		Factors Mitigating Impact of New Supply	
MARKET: Submarket(s)	% Aimco GAV Invested in "A" Price Point Communities	Completions as a % of Existing Stock(1)	New Jobs per Unit Completed(2)	Aimco Specific Factors
LOS ANGELES: Mid-Wilshire, Santa Monica	14.8%	2.5%	3	Redeveloped units at the Palazzos (~8% of GAV) are expected to experience supply pressure, while lower rents or unique characteristics insulate the balance.
MIAMI: Downtown/South Beach	6.8%	2.5%	3	Two communities (~3% of GAV) have nearby developments. There is no new supply in South Beach.
PHILADELPHIA: Center City	6.1%	6.4%	11	Redevelopment of the 4th tower at Park Towne Place creates lease-up risk mitigated by Aimco experience over the past three years leasing 1,100 redeveloped apartment homes in Center City.
DENVER: North Aurora, Downtown, Littleton	2.3%	5.1%	3	21 Fitzsimons is protected geographically and experiencing significant local job growth, while lower rents insulate other communities.
BOSTON: Intown	2.0%	3.6%	5	Lease-up is complete, although neighboring completions create supply pressure.
MINNEAPOLIS: Uptown	1.2%	3.2%	8	Redeveloped units at Calhoun are expected to experience supply pressure.
ATLANTA: Buckhead, Midtown, Sandy Springs	1.0%	9.8%	4	Supply pressure is expected to affect primarily two Buckhead communities. Two others are insulated by their lower rents.
OTHER: Downtown San Diego, Downtown Seattle, West Nashville, Central DC, Dupage County	2.0%	5.6%		

(1) Based on submarket data for deliveries in 2018 as a percentage of beginning of year stock as of 2Q 2017, available from MPF Research.
(2) Employment figures are based on market data as reported by Green Street Advisors (September 2017). As a rule of thumb, at least five new jobs are necessary to absorb one unit.

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HIGH QUALITY BALANCE SHEET

- Aimco has a safe, flexible balance sheet with abundant liquidity.
- Aimco leverage target is $3.8B consisting primarily of non-recourse, amortizing, fixed-rate property debt and perpetual preferred equity. Aimco leverage is temporarily increased by borrowing to fund the purchase of our partner's 47% stake in the Palazzos. The temporary increase is expected to be repaid from proceeds of property sales before year-end or early next year.

	Quarter-End 3Q 2017	Forecast Year-End 2017
DEBT TO EBITDA	6.9x	~6.2x
DEBT AND PREFERRED EQUITY TO EBITDA	7.3x	~6.6x
VALUE OF UNENCUMBERED PROPERTIES	$1.8B	~$1.7B

- Aimco forecasted Debt and Preferred Equity to EBITDA ratio of 6.6x overstates the refunding risk of its leverage by ~2.0x. Refunding risk is lower than total leverage because Aimco's property debt balances at maturity will be more than $700 million lower than current balances due to principal amortization paid from retained earnings, and because Aimco's perpetual preferred equity is not subject to mandatory refunding.
- Both S&P and Fitch rate the Aimco balance sheet "investment grade", which would be useful if Aimco were to choose to sell corporate bonds.
  - In the third quarter, REITs having an investment grade of BBB- issued ten-year bonds in the range of 133 to 270 basis points above the then 10-year treasury rate.
  - In the third quarter, Aimco closed or rate locked $297M of property loans with a weighted average maturity of 9.6 years, weighted fixed interest rate of 3.43%, and a spread of 125 basis points over the corresponding treasury rates at the time of pricing.
  - Year-to-date property debt refinancing activities have lowered Aimco's weighted average fixed interest rates by 10 basis points to 4.75%, generating annual interest savings of $3M.

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21 TEAM AND CULTURE TEAM ENGAGEMENT • Out of hundreds of participating companies, Aimco is one of only a dozen recognized as a "Top Place to Work" in Colorado for the past five consecutive years. • For five years, Aimco team engagement scores, on a 1 to 5 scale, have averaged better than 4. TALENT AND SUCCESSION PLANNING • Aimco has a policy preferring promotion from within and maintains a talent pipeline for every executive officer position, including the CEO. • The Company maintains a forward-looking approach to succession. Positions are filled considering the business strategy and needs at the time of a vacancy and the candidates’ skills, experience, expertise, leadership, and fit. • The Aimco Board of Directors participates actively in succession planning and reviews in detail the executive talent pipeline and candidate development progress at least once per year. Further, the Board engages directly and regularly with executive officers and the candidates for their succession. The foundation of Aimco success is a strong, stable team focused on a collaborative and productive culture.

22 AIMCO COMMITMENT COMMITMENT TO CONSERVATION In 2016, Aimco invested strategically $3.5M in energy conservation. Over the last ten years, Aimco has achieved: COMMITMENT TO COMMUNITY Team members turn their passion for community service into action through Aimco Cares, which gives teammates 15 paid hours each year to apply to a volunteer activity of their choosing. In 2016: The Aimco Cares Charity Golf Classic has grossed nearly $4M to benefit patriotic causes and provides scholarships for students in affordable housing.

APPENDIX: MULTIFAMILY LANDSCAPE

HOUSING DEMAND IS HEALTHY

New Households	Job Growth	Income Growth[1]
• Greater than 1 Million New Households in both 2015 & 2016[1] • New Household formation is expected to remain above 1 Million in 2017[1]	• Returned to pre-recession levels in 2014[2] • The number of employed people in the prime renting age cohort of 20 to 34 year-olds has increased by ~3.0M since 2014[2]	• Sluggish income growth was experienced during the early part of the economic recovery • Income growth accelerated in 2015 & 2016
• 2018 - 2021 ~4.4M New Households[1] • ~45% Renter Households[1]	• 2018 - 2021 11.6M new jobs projected[3]	• Incomes are expected to continue to rise

DEMOGRAPHICS FAVOR MULTIFAMILY

U.S. Population Age Structure[3]	Propensity to Rent
• Cohort of 20 to 34 year-olds projected to increase by ~1M from 2018 to 2021	• Historically, 64% of people aged 20 to 34 choose to rent while 21% of people over the age of 55 do so[1] • Aging of population alone translates into ~2.1M potential new renters from 2018 to 2021
• 55 and older age cohort projected to increase by ~7.5M from 2018 to 2021	• Share of households renting ↑ 5% over last 10 years[4]

GROWTH WILL BE GOVERNED BY NEW SUPPLY

- New supply generally impacts rent growth when completions are greater than 2% of existing inventory, absent of above-average job growth or other factors.
- New supply is typically delivered at the highest rents in the market, putting competitive pressure primarily on existing high-rent "A" communities.
- Favorable job and population growth mitigates the impact of new supply.
- Supply risk is also reduced at the portfolio level through geographic and price point diversification, and careful market selection.
- 2018 impact from completed new supply is expected to remain elevated as in 2017.

(1) Green Street Advisors, *2017 U.S. Apartment Outlook*, January 2017
(2) Bureau of Labor Statistics
(3) Moody's Economy.com
(4) U.S. Census Bureau, Current Population Survey/Housing Vacancy Survey

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24 FORWARD LOOKING STATEMENTS & OTHER INFORMATION This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of 2017 results, including but not limited to: Pro forma FFO and selected components thereof; AFFO; Aimco redevelopment and development investments and projected value creation from such investments; and Aimco liquidity and leverage metrics. These forward-looking statements are based on management’s judgment as of this date, which is subject to risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco’s ability to maintain current or meet projected occupancy, rental rate and property operating results; the effect of acquisitions, dispositions, redevelopments and developments; Aimco’s ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to Aimco redevelopments and developments; and Aimco’s ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond Aimco’s control, including, without limitation: • Real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing of acquisitions, dispositions, redevelopments and developments; and changes in operating costs, including energy costs; • Financing risks, including the availability and cost of capital markets’ financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; and the risk that earnings may not be sufficient to maintain compliance with debt covenants; • Insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; and • Legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect Aimco and interpretations of those regulations; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on Aimco’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2016, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation does not constitute an offer of securities for sale. Glossary & Reconciliations of Non-GAAP Financial and Operating Measures Financial and operating measures discussed in this document include certain financial measures used by Aimco management, some of which are measures not defined under accounting principles generally accepted in the United States, or GAAP. These measures are defined in the Glossary and Reconciliations of Non-GAAP Financial and Operating Measures included in Aimco's Third Quarter 2017 Earnings Release dated Oct 26, 2017.